Exhibit 99

Dillard's, Inc. Holds Annual Meeting of Shareholders

LITTLE ROCK, Ark.--(BUSINESS WIRE)--May 16, 2009--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") conducted its annual meeting of shareholders today at its corporate headquarters in Little Rock. Dillard’s Chief Executive Officer, William Dillard, II, presided over the meeting at which all Class A and Class B director nominees in the proxy statement dated April 22, 2009 were elected. It was also noted that the amendment to the Dillard’s, Inc. Stock Bonus plan was approved by the shareholders.

Dillard’s President Alex Dillard provided a brief discussion of the macroeconomic challenges prevalent during fiscal 2008 and highlighted the Company’s aggressive response to these challenges. He noted several areas of success in the 2009 first quarter results reported yesterday. Mr. Dillard reiterated Dillard’s plans to weather the economic downturn with strong liquidity, managing inventories conservatively, seeking further expense savings and considering additional store closures to position the Company well for the long term.

Forward-Looking Information

The foregoing contains certain “forward-looking statements” within the definition of federal securities laws. Statements made above regarding Dillard’s future plans are forward looking statements within the definition of federal securities laws. The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors include (without limitation) general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company’s stores are located and the effect of these factors on the buying patterns of the Company’s customers, including the effect of changes in changes in prices and availability of oil and natural gas; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns, debt levels and their ability to meet credit obligations or obtain credit; adequate and stable availability of materials, production facilities and labor from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; system failures or data security; possible future acquisitions of store properties from other department store operators; the continued availability of financing in amounts and at the terms necessary to support the Company’s future business; fluctuations in LIBOR and other base borrowing rates; potential disruption from terrorist activity and the effect on ongoing consumer confidence; epidemic, pandemic or other public health issues; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature. The Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended January 31, 2009, contain other information on factors that may affect financial results or cause actual results to differ materially from forward-looking statements.

CONTACT:
Dillard's, Inc.
Julie J. Bull, 501-376-5965